As filed with the Securities and Exchange Commission on April 24, 2013.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLE CREDIT PROPERTY TRUST IV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3148022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-169533

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Cole Credit Property Trust IV, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on January 26, 2012 (Registration No. 333-169533) and all amendments and supplements to such registration statement filed, and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.4 to the Registrant’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

2.	Bylaws of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.5 to the Registrant’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

3.	Certificate of Correction to First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.6 to the Registrant’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

4.	Articles of Amendment to First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-169533), filed on February 27, 2012).

5.	First Amendment to Bylaws of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-169533), filed on June 27, 2012)

6.	Certificate of Correction to Articles of Amendment and Restatement, dated January 25, 2013 (Incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K (File No. 333-169533), filed on March 29, 2013).

7.	Form of Initial Subscription Agreement (Incorporated by reference to Exhibit 4.1 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

8.	Form of Additional Subscription Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

9.	Alternative Form of Initial Subscription Agreement (Incorporated by reference to Exhibit 4.3 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

10.	Form of Initial Subscription Agreement (Alabama Investors) (Incorporated by reference to Exhibit 4.4 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

11.	Form of Additional Subscription Agreement (Alabama Investors) (Incorporated by reference to Exhibit 4.5 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

12.	Alternative Form of Additional Subscription Agreement (Incorporated by reference to Exhibit 4.6 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

13.	Distribution Reinvestment Plan (Incorporated by reference to Appendix H to the prospectus that is part of the Registrant’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

14.	Share Redemption Program (Incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus that is part of the Registrant’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLE CREDIT PROPERTY TRUST IV, INC.

Dated: April 24, 2013	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting Principal Accounting Officer